EXHIBIT 2.1

AMENDMENT NO. 1 TO THE

PURCHASE  AGREEMENT

This Amendment No. 1, dated  as of September 1,  2020 (this  “Amendment”),  to the Stock Purchase  Agreement,  dated  as of  October  21,  2019  (as  amended,  modified or supplemented from time  to time  in accordance with its terms, the  “Purchase   Agreement”),  by  and between FirstBank  Puerto Rico, a bank organized under  the laws of the  Commonwealth of Puerto Rico (“Buyer”),   Santander  Holdings USA,  Inc.,  a Virginia corporation  (“Seller”),   and, solely for  purposes of Article  IV, Section   5.03 and  Article  X,  First  BanCorp., a corporation  organized  under the  laws  of the  Commonwealth  of Puerto Rico (“Buyer  Parent”).

WHEREAS, in accordance with Section 10.02 of  the Purchase Agreement,  the parties  hereto wish to amend the Purchase Agreement  as set forth below.

NOW, THEREFORE, for good  and  valuable  consideration, the receipt  and  sufficiency  of  which are hereby  acknowledged, the parties  hereto, intending to be legally  bound, agree  as follows:

1.               Defined Terms:  Capitalized  terms  used  herein  and not otherwise  defined  herein shall have  the meanings  ascribed to such  terms in the Purchase  Agreement.

2.               Amendments.

(a)             The  definition of  “Loan   Loss Reserve  Amount”  in the Purchase  Agreement is hereby  amended  and  restated in its entirety as follows:

“Loan   Loss Reserve  Amount” means,  as of the Measurement Time, the  sum of: (a) the  product of (i) the aggregate unpaid  outstanding  principal  balance  of all Extensions of Credit  originated on or  before  the Reference  Balance  Sheet  Date multiplied  by (ii) 2.8%; plus (b)   the product  of (i) the aggregate unpaid  outstanding  principal  balance of  all Extensions of Credit  originated  from  July  1,  2019 through the Closing Date  multiplied by  (ii) 0.8%; plus  (c) Twenty-Nine  Million Seven  Hundred  Thousand Dollar  ($29,700,000.00).  For the avoidance of  doubt, (I) the  calculation  of “Loan  Loss Reserve  Amount” shall not include any  loan loss reserves or other amounts  attributable to the Non-Performing Assets that  have been sold or otherwise  transferred pursuant to the Seller  Non-Performing  Assets  Transfers,  and  (II)  any  Extension of Credit  that is a commercial line  of  credit or credit card shall  be deemed to have  been  originated  on or  before the  Reference  Balance Sheet Date if the  commitment  for  such Extension of Credit or  credit card relationship  existed  as of the  Reference Balance Sheet Date  even if  such Extension of Credit  has  been  renewed or drawn at  any  time following the Reference  Balance Sheet Date.    In the  event  that  any  partial  charge-off  is taken  with respect to any  Extension of Credit  originated  on or before the  Reference  Balance Sheet Date, the  Loan  Loss  Reserve Amount applicable to such Extension  of Credit  shall be  the lower of  (1) 2.8%  of the  outstanding unpaid principal  balance of  such Extension of Credit  as of the  Closing Date and (2) (x) 2.8%  of the  outstanding  unpaid principal balance of such Extension of Credit  as of the  Reference  Balance Sheet Date,  less (y) 2.8%  of any principal  payments made  after the  Reference  Balance Sheet Date through the  Closing Date,  less  (z) any  partial  charge-off  taken;  provided  that no such  Loan  Loss Reserve Amount  may  be  less than zero  ($0).    In  the event  that  any  partial  charge-off  is taken with  respect to any  Extension of Credit  originated  from  July  1, 2019 through the  Closing Date (any  such Extension of Credit, a “Specified   Charge-Off  Loan”), the  Loan  Loss  Reserve Amount applicable to such Extension of Credit  shall be (A)  0.8%  of the  outstanding  unpaid  principal  balance  of such Extension of Credit  as  of the

Closing  Date, less  (B) any  partial  charge-off  taken;  provided  that no  such  Loan  Loss  Reserve Amount may  be  less than zero  ($0).

(b)             Section 3.32  in the Purchase Agreement is hereby amended  to  include  the below  as subsections (m) and (n):

“(m)    The  Extensions of Credit  set  forth on  Schedule 1 to that  certain  Amendment No. 1 to this Agreement, dated as of  September  1, 2020, by  and  among  Buyer,  Buyer  Parent and Seller (the “Closing   Amendment”) shall  be  reflected on the  Estimated Balance Sheet  as  having an  aggregate book value  of  zero ($0.00), to the  extent such Extensions of Credit  have been fully  reserved or  charged-off  as of the  Measurement Time.

“(n)      Schedule  2  to the Closing Amendment  sets  forth  a true,  correct  and  complete list of all loans  and Extensions of Credit  that are  owned by  the  Companies  (as of June  30, 2020) that  have been affected  by  one  or more  borrower  relief  programs in connection with the Disasters  (as of June  30, 2020).”

3.               Additional  Acknowledgements  and  Agreements. The  parties acknowledge and  agree that:

(a)             no loan or  Extension of Credit  that is set  forth on Schedule 2  attached  hereto (and no (i) residential Mortgage  Loan that (A)  is not set forth  on  Schedule 2 attached hereto  and (B) after June  30, 2020 becomes  subject to  relief  under the  Joint Resolution  or other  future laws or  regulations (x) similar  to  the Joint  Resolution  and  (y) in  connection with the  COVID-19 pandemic or (ii)  commercial  loan (A)  with a balance  of  under $3 million in unpaid principal and interest,  (B)  for  which the borrower or  obligor is not delinquent and (C)  that becomes subject to relief  provided  by  PR Bank which such  relief is similar  to  relief  provided  by  PR  Bank that  is described in the materials provided on behalf of  PR Bank  by  Seller’s counsel to the  Buyer’s  counsel on May 29, June  3 and June  8, 2020  (all  such  materials  collectively referred to  as, the “Materials,”  and  any  loan or Extension of Credit  under the  foregoing  subclauses (i)  or (ii) “New  Covered  Loans” and,  together  with the loans  and Extensions of Credit  set  forth on  Schedule 2 attached  hereto, the “Subject   Loans”  and  any  relief in respect  of New  Covered  Loans under subclauses  (i)(B) or (ii)(C),  as  applicable,  “Similar   Relief”)) shall be considered  to be a  Non-Performing Asset  pursuant to clause  (iv)  of the definition of Non-Performing  Asset solely  by virtue  of  being  subject to or otherwise affected  by  one  or  more  borrower  relief  programs  adopted  by  any  Governmental Authority or  by  the  Companies in connection  with the  COVID-19 pandemic or  with any earthquakes  affecting the Companies  (the pandemic  and  earthquakes,  “Disasters,” and such borrower  relief  programs,  the “Borrower   Relief  Programs”)  (for the avoidance of doubt, this acknowledgment  and  agreement  does not apply with respect to any  other condition,  circumstance or facts that  would  otherwise result in any  such Subject  Loans or other asset being  a  Non-Performing  Asset), including after taking  into account  any  regulatory  interpretations relating  to  such  programs  and  any  extension of the relief  thereunder  (“Extension”),   notwithstanding any  “moratoriums” on collection,  payment  accommodation or  other  borrower  relief thereunder, or  the impact  thereof on the Companies’  financial or  regulatory  accounting.

(b)            Notwithstanding anything herein or in the  Purchase Agreement to  the contrary, if any  Extension of Credit of the  Companies  (as of the Closing)  was  subject to a Borrower Relief Program as of  June  30, 2020, but was not set forth on  Schedule 2 attached hereto, Buyer shall have the right (upon written notice  to Seller  not later  than the earlier  of (x) sixty  (60)  days  following the Closing Date  and (y)  the  date  Buyer  delivers the  Closing Statement to Seller)  to  transfer and  assign,  or cause to  be transferred  and assigned, such  Extension of Credit  (together  with  all  collateral and  rights to collection related thereto and any  payments of principal,  interest  or other  amounts on any  such Extension of Credit  received by

Buyer  following the  Closing in  respect of such Extension of Credit),  free and  clear of  any  Liens  (other than Permitted  Liens  and other Liens imposed or arising through  no action or fault of  Buyer or  its  Affiliates) not existing  as  of immediately  prior  to the Closing,  as soon as practicable  (and not more  than ten  (10) days following the earlier of  (x)  sixty  (60)  days  following  the Closing  Date  and  (y)  the date  Buyer  delivers the  Closing Statement to Seller)  to  Seller or  any  of its  Affiliates  (as so designated by  Seller).    In  exchange  for  the transfer  and  assignment  by  Buyer  or its Affiliates to Seller  or its Affiliates of  such Extension  of Credit,  Seller  shall pay  to  Buyer  (or  its designee), in exchange therefore,  by  wire  transfer of immediately  available  funds to an account or accounts designated by  Buyer,  an  amount in respect of each  such Extension of Credit  equal to (x) the  book  value of  such Extension of Credit  (as of  the Measurement Time)  minus (y)  the loan  loss reserve  allowance for the  applicable Extension of Credit  as  of the  Measurement  Time (and,  for the avoidance of doubt, not in the  manner  provided  for  in the  definition of  Loan  Loss  Reserve  Amount).   For  all  purposes of the  Closing Statement  and the related  calculations  set  forth in Section 2.06 of  the Purchase Agreement,  such  purchase  and  sale  (including  the payment of the consideration  provided  for in this  Section  3(b))  shall be  deemed to have occurred immediately  prior  to the Measurement  Time.  Any  such Extension of Credit, following the date  and time it is transferred  and  assigned to Seller or its Affiliates, will be  serviced (unless  Seller  otherwise directs in writing) under  the Transition  Loan  Servicing  Agreement  if it is an Extension of  Credit of the  type and nature  contemplated to be serviced  under the  Transition  Loan  Servicing  Agreement;

(c)             none  of the  following actions  taken or omissions by the Companies  or their  Affiliates in response  to  the Disasters  and  the business  environment  arising  therefrom will be  asserted  by  Buyer  as  a  breach of  (A) the Seller’s obligations  under  Section 5.01 of  the Purchase Agreement or  (B) Sections 3.32(b)(iii),  3.32(b)(iv)  (only  in respect of  enforceability to the  extent arising from a Subject  Loan that has been  granted  payment  deferral  terms  pursuant to (x) a  Borrower  Relief  Program  described  in the Materials or (y)  solely  in respect of  New  Covered  Loans,  Similar  Relief),  3.32(f)  (first, third and fourth sentences  thereof  and  only  in respect of enforceability  to the  extent arising  from  a Subject  Loan  that has  been  granted  deferral terms  pursuant to (x) a  Borrower  Relief  Program  described in the Materials or  (y) solely  in  respect of  New  Covered  Loans,  Similar Relief) or 3.32(j)  (first  sentence only  and only  in respect of enforceability  to the  extent arising  from a  Subject  Loan  that has been  granted  deferral terms pursuant to (x) a  Borrower  Relief  Program  described in the  Materials or (y)  solely in respect of  New  Covered  Loans,  Similar Relief) of  the  Purchase Agreement (in each  case, solely  to the  extent such  representation  or  warranty  ceases to be  true and  correct as  a  result of such  actions  taken  or omissions)  to the  extent that such  actions or omissions  (for the  avoidance of  doubt,  including  such  actions  taken or omissions  after the  date hereof constituting  an Extension or in  respect of  New  Covered  Loans  or a  continuation of  the actions  under Section 3(c)(v))  are  (I) described in  the Materials or (II) solely  in respect of New Covered  Loans  subject to Similar  Relief, in each  case,  and  which  actions or omissions are  similar to  the following actions or  omissions described in the Materials:  (i)  adoption  and  implementation of PR  Bank’s  Payment Accommodation Program;  (ii)  the  accommodations  granted  by  PR Bank in  accordance with the Commonwealth of  Puerto  Rico Joint Resolution #26-2020 and amendments thereto;  (iii) PR Bank  branch  closures, to the  extent  such  branch  closures were implemented on an interim basis; (iv)  the waiver by  PR Bank  of certain service and  other  banking fees;  (v)  PR  Bank  employee remote  work  arrangements;  and  (vi)  PR Bank’s participation in the Small  Business  Administration’s  Paycheck  Protection Program; and

(d)             The  parties will cooperate  during the  ten (10)  Business Days  following the Closing Date to ensure  that no Non-Performing Assets  (measured  as of  the Measurement Time)  remained  at PR Bank  as  of the  Closing Date that were  not  transferred to Seller or  one  or more  of its Affiliates prior  to the Closing, including the  Extensions of Credit  set  forth on  Schedule 1, which  such Extensions of Credit the  parties  agree (x) are Non-Performing Assets,  (y)  will not be transferred from PR Bank  until after  the Closing  Date (notwithstanding the provisions of Section 5.15 of  the  Purchase Agreement) and (z) unless prohibited by applicable  Law,  will be  transferred  from PR Bank (or  its successor) to Seller  (or  its Affiliates)  not more than  five  (5)  days  following the end  of  such  ten (10)  Business  Day  period (or, if not transferred  at such  time, as promptly  thereafter  as  practicable).  Buyer  shall  transfer and assign, or cause  to be transferred  and  assigned,  all  such  Non-Performing  Assets  as  a  whole  (together  with all collateral and rights to collection  related  thereto and  any  payments  of principal,  interest or other amounts on any  such Non-Performing Assets received by  Buyer  following the Closing  in respect of such  Non-Performing Assets) to  Seller,  free  and  clear of  any  Liens  (other than  Permitted  Liens  and other Liens  imposed  or arising  through no  action or fault  of Buyer  or its Affiliates)  not existing  as of immediately  prior  to the Closing,  as soon as  practicable (and not more  than five (5) days following  the end of such ten  (10)  Business  Day  period).   In  exchange for  the transfer  and  assignment  by  Buyer or its Affiliates to Seller or  its Affiliates of  such Non-  Performing Assets, Seller shall  pay to Buyer  (or its designee), in exchange  therefore,  by  wire transfer of  immediately available  funds to  an  account or accounts  designated  by  Buyer,  an  amount in respect of such  Non-Performing  Assets  equal to (x) the  aggregate book value of  such  Non-Performing  Assets  (as of the Measurement Time)  minus (y)  the loan loss reserve  allowance  for  such  Non-Performing  Assets  as of the  Measurement Time  (and,  for  the avoidance of doubt, not in the manner provided for  in the definition of  Loan  Loss Reserve  Amount).   For  all purposes of the  Closing  Statement  and the related  calculations set forth in  Section 2.06 of  the Purchase  Agreement, such purchase and  sale  (including the  payment of the consideration  provided for  in this Section  3(d))  shall be  deemed  to have  occurred immediately  prior  to the Measurement Time.  Any   such  Non-Performing  Asset, following the date  and  time it is transferred  and  assigned to Seller or its Affiliates, will be  serviced (unless  Seller  otherwise  directs in writing) under the  Transition Loan  Servicing  Agreement if  it is a Non-Performing Asset of  the type and nature contemplated to  be  serviced under  the Transition  Loan Servicing Agreement.  Nothing in this  Section  3(d) shall, amend,  alter or  waive any  right  to  indemnification that any Buyer  Indemnified Party may  have pursuant to Section  9.02  of the  Purchase Agreement, including in respect of any  breach  of  Section 5.15 of  the Purchase Agreement;

(e)             Prior  to the assignment and transfer of any  Extensions of Credit or  Non-Performing  Assets  to  Seller or  its Affiliates pursuant to Section  3(b) or 3(d),  Buyer or any  of its Affiliates shall service and  otherwise  manage such  Extensions of  Credit  and  Non-Performing  Assets  in the  ordinary course  and  consistent with the  manner in which  Buyer  and its Affiliates  manage its or their  other  similar assets, and  Seller shall indemnify  Buyer or its Affiliates for  any  Losses  resulting  from  such  service or management (unless such  Losses  arise  from  Buyer’s or  its Affiliates’  willful misconduct,  gross  negligence or  failure  to treat any  such Extensions  of Credit  or Non-Performing Assets in the  ordinary  course  and consistent with the manner in  which  Buyer  and its Affiliates manage its or their  other  similar  assets);

(f)              the parties shall use  their  respective  reasonable best efforts to  seek  to cause the  Closing to occur on September 1, 2020.

For  avoidance of  doubt, the foregoing  reference to  the Materials is solely with respect  to the actions  described under clause (i) through (vi) of  this Section  3(c) with an  understanding that they  have  been provided on an  interim  basis  in connection with  responding to the  Disasters.

4.               No Other  Amendments to Purchase Agreement.

(a)             On and  after the  date hereof,  each  reference in the  Purchase  Agreement to “this  Agreement”,  “herein”,  “hereof”,  “hereunder” or  words  of similar  import shall  mean  and be  a reference to the  Purchase  Agreement as amended hereby.

(b)            Except as otherwise expressly  provided herein, all of the  terms and conditions of the  Purchase  Agreement remain unchanged  and continue  in full  force  and  effect.

5.               Miscellaneous.  The  provisions of Article X  of the Purchase  Agreement  are incorporated into, and shall apply  to, this Amendment,  mutatis mutandis.

6.               Counterparts.  This Amendment may  be executed  in two or  more  counterparts,  each  of  which  shall be deemed  an  original, but all of which taken together  shall  constitute one  and  the same  agreement, it being understood that all of  the parties  need not sign the same counterpart.

[Remainder  of page intentionally left blank;  signature page  follows]

IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Amendment  No.  1  to  be  executed the day  and year first  above written.

FIRSTBANK PUERTO RICO

By:      /s/  Aurelio Alemán

Name:  Aurelio Alemán

Title:    President  &  Chief  Executive  Officer

SANTANDER HOLDINGS USA,  INC.

a Puerto  Rico  limited  liability  company

By:     /s/  Gerard  A.  Chamberlain

Name:  Gerard  A.  Chamberlain

Title:    Executive  Vice  President

FIRST  BANCORP.  solely  for purposes  of  Article  IV, Section 5.03 and  Article V

By:      /s/  Aurelio Alemán

Name:  Aurelio Alemán

Title:    President  and Chief  Executive  Officer

[Signature  Page  to  Amendment  No.  1  to  the  Purchase  Agreement]